EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated January 19, 2007, relating to the consolidated financial statements of GelTech Solutions, division of Dyn-O-Mat, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Sweeney, Gates & Co.

Fort Lauderdale, Florida

July 18, 2007